UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

(Address of registrant’s principal executive office)

     505 Fifth Avenue
New York, New York 10017

Registrant’s telephone number, including area code: (212) 771-0505

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01 Other Events

          On October 17, 2007, CIT Group Inc. (the “Issuer”) made available to investors a prospectus supplement, dated October 17, 2007, and a prospectus, dated October 17, 2007, with respect to the issuance by the Issuer of 24,000,000 equity units (“Equity Units”). The Equity Units were offered and sold pursuant to an underwriting agreement dated October 17, 2007 (the “Underwriting Agreement”) among the Issuer and the underwriters named therein (the “Underwriters”). The Underwriters have a 30-day option to purchase up to an additional 3,600,000 Equity Units, solely to cover over-allotments, if any.

           Each Equity Unit has a stated amount of $25 and is initially comprised of (i) a purchase contract which will obligate the holder to purchase from the Issuer on November 17, 2010, a certain number of shares of the Issuer’s common stock, $0.01 par value, for $25; and (ii) a 1/40 or 2.5% undivided beneficial interest in a $1,000 aggregate principal amount 7.50% senior notes due November 15, 2015 (the “Notes”). Holders of the Equity Units will be entitled to receive quarterly contract adjustment payments of a rate of 0.25% per year of the stated amount of $25 per unit.

           The Notes were issued pursuant to an indenture, dated January 20, 2006 (the “Base Indenture”), between the Issuer and JPMorgan Chase Bank, N.A. (“JP Morgan”), as trustee, as amended and supplemented by a supplemental indenture dated as of February 13, 2007 (the “First Supplemental Indenture”) among the Issuer, JP Morgan and The Bank of New York, as successor trustee (the “Trustee”), as further amended and supplemented by a supplemental indenture dated October 23, 2007 between the Issuer and the Trustee (the “Second Supplemental Indenture)” (the Base Indenture, as so amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”). The Issuer filed the Base Indenture on August 7, 2006 with the Securities and Exchange Commission (the “Commission”) as Exhibit 4.3 to the Issuer’s Form 10-Q for the period ended June 30, 2006 and the First Supplemental Indenture on October 17, 2007 with the Commission as Exhibit 4.4 to the Issuer’s post-effective amendment no.2 on Form S-3 (File 333-131159).

          The purchase contracts are being issued pursuant to a Purchase Contract and Pledge Agreement, dated as of October 23, 2007 (the “Purchase Contract and Pledge Agreement”), between the Issuer and The Bank of New York, as collateral agent, custodial agent and securities intermediary and The Bank of New York as stock purchase agent. Under the terms of the Purchase Contract and Pledge Agreement, the Notes are being pledged as collateral to secure the holders’ obligation to purchase the shares of common stock under the purchase contracts. The Notes will be remarketed, subject to certain terms and conditions, prior to the purchase contract settlement date pursuant to the terms of the Purchase Contract and Pledge Agreement and Remarketing Agreement.

          This Current Report on Form 8-K is being filed to satisfy the requirement to file (i) copies of certain agreements executed in connection with the issuance and the offering of the Equity Units, and (ii) an opinion regarding legality of the Equity Units.

           The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement which is attached hereto as Exhibit 1.1, the Purchase Contract and Pledge Agreement which is attached hereto as Exhibit 4.1, the form of Corporate Units and Treasury Units which is attached hereto as Exhibit 4.2, the Second Supplemental Indenture which is attached hereto as Exhibit 4.3, the form of Note which is attached hereto as Exhibit 4.4, the Remarketing Agreement which is attached hereto as Exhibit 4.5, the Base Indenture previously filed with the Commission as described above, and the First Supplemental Indenture previously filed with the Commission as described above.

          In connection with the issuance of the Equity Units, Shearman & Sterling LLP, counsel to the Issuer, has delivered an opinion to the Issuer, dated October 23, 2007, regarding the legality of the securities upon issuance and sale thereof on October 23, 2007. A copy of the opinion as to legality is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed or furnished herewith:

1.1

Underwriting Agreement, dated October 17, 2007, among CIT Group Inc. and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the several underwriters listed on Schedule I thereto.

4.1

Purchase Contract and Pledge Agreement, dated October 23, 2007, between CIT Group, Inc. and The Bank of New York as Collateral Agent, Custodial Agent and Securities Intermediary and The Bank of New York as Purchase Contract Agent.

	4.2	Form of Corporate Units and Treasury Units (included in Exhibit 4.1)

	4.3	Second Supplemental Indenture dated October 23, 2007 between CIT Group Inc. and The Bank of New York, as Trustee.

	4.4	Form of 7.50% senior notes due November 15, 2015 of CIT Group Inc. (included in Exhibit 4.3).

4.5

Remarketing Agreement dated October 23, 2007 between CIT Group Inc., The Bank of New York as collateral agent, Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. as Remarketing Agents.

	5.1	Opinion of Shearman & Sterling LLP.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT GROUP INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President &
Treasurer

Dated: October 23, 2007

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated October 17, 2007, among CIT Group Inc. and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the several underwriters listed on Schedule I thereto.

4.1

Purchase Contract and Pledge Agreement, dated October 23, 2007, between CIT Group, Inc. and The Bank of New York as Collateral Agent, Custodial Agent and Securities Intermediary and The Bank of New York as Purchase Contract Agent.

4.2	Form of Corporate Units and Treasury Units (included in Exhibit 4.1)

4.3	Second Supplemental Indenture dated October 23, 2007 between CIT Group Inc. and The Bank of New York, as Trustee.

4.4	Form of 7.50% senior notes due November 15, 2015 of CIT Group Inc. (included in Exhibit 4.3).

4.5

Remarketing Agreement dated as of October 23, 2007 between CIT Group Inc., The Bank of New York as collateral agent, Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. as Remarketing Agents.

5.1	Opinion of Shearman & Sterling LLP.